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                                                                  Exhibit (k)(4)
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                          DOLLAR GENERAL STRYPES TRUST



                          SECURITY AND PLEDGE AGREEMENT



                       Dated: ______________________, 1998



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                                Table of Contents

                                                                            Page

1.    Definitions............................................................2
      (a)   Terms Defined in this Security and Pledge Agreement..............2
            "Collateral".....................................................2
            "Collateral Agent"...............................................2
            "Collateral Amount"..............................................2
            "Collateral Event of Default"....................................2
            "Delivery........................................................2
            "Dollar General".................................................3
            "Dollar General Common Stock"....................................3
            "Event of Default"...............................................3
            "Forward Purchase Contract"......................................3
            "Lien"...........................................................3
            "Pledgor"........................................................3
            "Responsible Officer"............................................3
            "Secured Amounts"................................................3
            "Securities Account".............................................4
            "Securities Intermediary"........................................4
            "Security and Pledge Agreement"..................................4
            "Security Entitlement"...........................................4
            "Series A Preferred Stock".......................................4
            "Transfer Restriction"...........................................4
            "Trust"..........................................................4
            "Trust Agreement"................................................4
            "Trustee" or "Trustees"..........................................5
            "Turner Trustees"................................................5
            "Uniform Commercial Code"........................................5
      (b)   Uniform Commercial Code..........................................5
      (c)   Terms Defined in Forward Purchase Contract.......................5

2.    Required Collateral....................................................5
      (a)   Initial Delivery by Pledgor to Collateral Agent..................5
      (b)   Collateral Requirement...........................................5

3.    Grant of Security Interest.............................................5

4.    Administration of Collateral...........................................6
      (a)   Collateral Adequacy..............................................6
      (b)   Additional Collateral............................................6
      (c)   Examination of Collateral........................................7
      (d)   Release of Excess Collateral.....................................7
      (e)   Conversion of Series A Preferred Stock...........................7
      (f)   Maintenance of Collateral........................................8


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      (g)   Investment of Cash Collateral....................................8
      (h)   Delivery of Contract Consideration...............................9

5.    Distributions in Respect of Collateral.................................9

6.    Remedies Upon Events of Default.......................................10
      (a)   Delivery Upon Event of Default..................................10
      (b)   Power of Attorney...............................................11
      (c)   Waivers by the Pledgor..........................................11
      (d)   Rights and Remedies Under the Uniform Commercial Code...........11

7.    Other Provisions Regarding the Collateral.............................11
      (a)   No Disposition..................................................11
      (b)   Further Protections.............................................11
      (c)   Delay in Enforcement; No Waiver.................................12

8.    Representations and Warranties........................................12
      (a)   Representations and Warranties of Pledgor.......................12
      (b)   Representations and Warranties of Collateral Agent..............13

9.    The Collateral Agent..................................................14
      (a)   Appointment of Collateral Agent.................................14
      (b)   Duties of Collateral Agent......................................14
      (c)   Reliance........................................................14
      (d)   Liability of Collateral Agent...................................14
      (e)   Risk of Funds...................................................15
      (f)   Use of Sub-Agents or Attorneys..................................15
      (g)   Recitals and Statements.........................................15
      (h)   Knowledge.......................................................15
      (i)   Merger..........................................................15
      (j)   Resignation of Collateral Agent.................................15
      (k)   Removal.........................................................16
      (l)   Appointment of Successor........................................16
      (m)   Acceptance by Successor.........................................16

10.   Miscellaneous.........................................................16
      (a)   Amendments, Etc.................................................16
      (b)   Notices and Other Communications................................17
      (c)   Waivers.........................................................17
      (d)   Non-Assignment..................................................18
      (e)   Waiver of Jury Trial............................................18
      (f)   Governing Law...................................................18
      (g)   Headings........................................................18
      (h)   Entire Agreement................................................18
      (i)   Counterparts....................................................18


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      (j)   Force Majeure...................................................18
      (k)   Binding Effect..................................................19
      (l)   Separability....................................................19

11.   Termination of Security and Pledge Agreement..........................19

12.   Application of Bankruptcy Code........................................19

13.   No Personal Liability of Trustees.....................................19

SCHEDULE A     Events of Default.......................................Sch A-1
EXHIBIT A      Certificate for Additional Collateral....................Ex A-1


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                          SECURITY AND PLEDGE AGREEMENT

      This Security and Pledge Agreement is made as of _________________, 1998 among Dollar General STRYPES Trust, a business trust created pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (Sections 3801 et seq.)) (such trust and the trustees thereof acting in their capacity as such being referred to herein as the "Trust"), the Turner Children Trust, a trust made by Cal Turner, Jr., James Stephen Turner, Laura J. Dugas and Katherine Turner Weaver as Donors under the Indenture of Trust dated January 21, 1980, as amended (the "Indenture of Trust"), and for which Cal Turner, Jr. and James Stephen Turner act as Co-Trustees (such trust and the co-trustees thereof acting in their capacities as such being referred to herein as the "Pledgor"), and The Bank of New York, a New York banking corporation, as agent and custodian for and on behalf of the Trust (the "Collateral Agent").

      WHEREAS, the Trust has filed with the Securities and Exchange Commission a registration statement on Form N-2 (File Nos. 333-50783 and 811-08755) and Pre-Effective Amendments No. 1 and 2 thereto contemplating the offering of up to 8,625,000 of its Structured Yield Product Exchangeable for Stock(SM) (the
"STRYPES"), the terms of which contemplate that, on [     ], 2001 (the "Exchange
Date"), each such STRYPES will be mandatorily exchanged for a specified number of shares of Common Stock, par value $.50 per share (the "Dollar General Common Stock"), of Dollar General Corporation, a Kentucky corporation ("Dollar General"), or, in certain circumstances, cash, or a combination of cash and Dollar General Common Stock, with an equal value.

      WHEREAS, the STRYPES are to be issued pursuant to an Amended and Restated Trust Agreement, dated as of May 1, 1998 (the "Trust Agreement"), among the trustees of the Trust and ML IBK Positions, Inc., as Sponsor.

      WHEREAS, in order to obtain the shares of Dollar General Common Stock that would be required by the Trust in order to exchange all of the STRYPES on the Exchange Date, the Trust has entered into a Forward Purchase Contract, dated as of _____________, 1998 (the "Forward Purchase Contract"), with the Collateral Agent and the Pledgor providing for the future acquisition, sale and delivery of the aggregate number of shares of Dollar General Common Stock that would be required by the Trust in order to exchange all of the STRYPES on the Exchange Date, subject to the Pledgor's right to accelerate the settlement of its obligation under the Forward Purchase Contract.

      WHEREAS, the Pledgor has initially Delivered ______ shares of Series A Convertible Junior Preferred Stock of Dollar General (the "Series A Preferred Stock") to the Collateral Agent, which has agreed to hold such shares pursuant to the terms hereof as security for the obligations of the Pledgor pursuant to the Forward Purchase Contract.

----------
(SM) Service mark of Merrill Lynch & Co., Inc.

      WHEREAS, the Trust and the Pledgor desire that ownership of the shares of Series A Preferred Stock held by the Collateral Agent (including, without limitation, voting rights and rights to receive any dividends, interest, distributions and other payments in respect thereof) remain in the Pledgor unless and until such shares are delivered to the Trust pursuant to the provisions hereof and of the Forward Purchase Contract.

      WHEREAS, the Trust and the Pledgor desire that the obligations of the Pledgor under the Forward Purchase Contract shall be secured pursuant to the terms hereof.

      NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.

      (a) Terms Defined in this Security and Pledge Agreement. For all purposes of this Security and Pledge Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms, when used herein, shall have the following meanings:

      "Collateral" means all the cash, securities and other property Delivered to the Collateral Agent hereunder or pursuant to the Forward Purchase Contract in respect of the Collateral Amount and held by the Collateral Agent, including, without limitation, cash, securities or other property purchased with cash Delivered pursuant to Section 4(g) or otherwise obtained by the Collateral Agent in respect of the foregoing.

      "Collateral Agent" means the financial institution identified as such in the introductory paragraph hereof, or any successor appointed in accordance with
Section 9(l).

      "Collateral Event of Default" has the meaning specified in Schedule A.

      "Delivery" means (i) with respect to shares of Dollar General Common Stock or Series A Preferred Stock, the delivery of such shares, free and clear of all Liens (other than a Lien created or permitted by this Security and Pledge Agreement or a Lien created by the Collateral Agent or the Trust), to the Collateral Agent at such location in The City of New York as it shall direct, registered in the name of the Collateral Agent or its nominee or in suitable form for delivery and transfer, accompanied by duly executed instruments of transfer or assignment in blank and accompanied by any required transfer tax stamps; (ii) with respect to cash or Marketable Securities, the delivery of such cash or Marketable Securities, free and clear of all Liens (other than a Lien created or permitted by this Security and Pledge Agreement or a Lien created by the Collateral Agent or the Trust), (A) to the Collateral Agent at such location in The City of New York as it shall direct, in suitable form for delivery and transfer, accompanied by duly executed instruments of transfer or assignment in blank and accompanied by any required transfer tax stamps, or (B) to an account of the Collateral Agent in a clearing system (or with a Securities Intermediary) acceptable to the Collateral Agent and (iii) with respect to any Treasury securities maintained in the Treasury/Reserve Automated Debt Entry System (TRADES), (a) delivery to the Collateral Agent of a listing of such securities by title (or series), unpaid principal amount


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and maturity date and (b) such steps as are necessary for the Collateral Agent or its Securities Intermediary to become the holder of a Security Entitlement with respect to such securities through the Securities Account. The term "Deliver" used as a verb has a corresponding meaning.

      "Dollar General" has the meaning specified in the first recital in this Security and Pledge Agreement.

      "Dollar General Common Stock" has the meaning specified in the first recital in this Security and Pledge Agreement; provided that, in the event of a reclassification referred to in clause (iv) of Section 3.1(a) of the Forward Purchase Contract, the term "Dollar General Common Stock" shall mean the other common stock of Dollar General issued pursuant thereto.

      "Event of Default" has the meaning specified in Schedule A.

      "Forward Purchase Contract" has the meaning specified in the third recital in this Security and Pledge Agreement.

      "Lien" means any lien, mortgage, security interest, pledge, charge, encumbrance, claim or equity of any kind.

      "Pledgor" has the meaning specified in the introductory paragraph of this Security and Pledge Agreement.

      "Responsible Officer" means, when used with respect to the Collateral Agent, any vice president, assistant vice president, trust officer, assistant treasurer or assistant secretary located in the division or department of the Collateral Agent responsible for performing the obligations of the Collateral Agent under this Security and Pledge Agreement, or in any other division or department of the Collateral Agent performing operations substantially equivalent to those performed by such division or department pursuant hereto, or any other officer of the Collateral Agent or any successor Collateral Agent customarily performing functions similar to those performed by any of the aforesaid officers, and also means, with respect to any matter relating to this Security and Pledge Agreement or the Collateral, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Secured Amounts" means the amounts at any time payable or obligations to be performed by the Pledgor to or for the benefit of the Trust pursuant to the Forward Purchase Contract and this Security and Pledge Agreement, including, without limitation, (i) the delivery of the Contract Consideration on the Closing Date pursuant to Section 2.1, 7.1, 7.2 or 7.3 of the Forward Purchase Contract and/or, if the Pledgor has elected to exercise its option to settle its obligations under Sections 2.1, 2.2, 2.3 or 2.4 of the Forward Purchase Contract in whole or in part by making the cash settlement payment pursuant to Section
2.5 of the Forward Purchase Contract in lieu of delivering shares of Dollar General Common Stock, the delivery of such cash settlement payment pursuant to
Section 2.5 of the Forward Purchase Contract and (ii) the delivery to the Trust of all or any portion of the Collateral required to be delivered to the Trust


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by the Pledgor pursuant to Section 6.1 of the Forward Purchase Contract at the
respective times specified therein.

      "Securities Account" means the account in the name of the Collateral Agent at a Federal Reserve Bank or branch to which Treasury securities are or may be credited and which is identified as such to the Pledgor by notice from the Collateral Agent.

      "Securities Intermediary" has the meaning ascribed thereto in the Uniform Commercial Code.

      "Security and Pledge Agreement" means this Security and Pledge Agreement and any schedules and exhibits hereto.

      "Security Entitlement" has the meaning ascribed thereto in the Uniform Commercial Code.

      "Series A Preferred Stock" has the meaning specified in the fourth recital in this Security and Pledge Agreement.

      "Transfer Restriction" means, with respect to any item of Collateral, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such item of Collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of Collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such item of Collateral be consented to or approved by any Person, including, without limitation, the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such item of Collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such item of Collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such item of Collateral and (iv) any registration or qualification requirement for such item of Collateral pursuant to any federal or state securities law; provided that (x) the required delivery of any assignment from the seller, pledgor, assignor or transferor of such item of Collateral, together with any evidence of the corporate or other authority of such Person, or (y) any registration or qualification requirement for such item of Collateral pursuant to any federal or state securities law which is generally applicable to all holders of such item of Collateral, shall not constitute a "Transfer Restriction."

      "Trust" has the meaning specified in the introductory paragraph of this Security and Pledge Agreement.

      "Trust Agreement" has the meaning specified in the second recital in this Security and Pledge Agreement.


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      "Trustee" or "Trustees" means any trustee or trustees of the Trust identified on the signature pages to the Trust Agreement, or any successor as such trustee or trustees.

      "Turner Trustee" or "Turner Trustees" means any trustee or trustees of the Pledgor identified on the signature page to the Indenture of Trust, dated January 21, 1980, made by Cal Turner, Jr., James Stephen Turner, Laura Jo Dugas and Katherine Turner Weaver, as Donors, or any successor as such trustee or trustees.

      "Uniform Commercial Code" means the Uniform Commercial Code in effect in the State of New York or, in connection with Delivery of any security referred to in clause (ii) of the definition of the term Delivery, deemed to be in effect pursuant to U.S. law and regulations applicable thereto.

      (b) Uniform Commercial Code. Unless otherwise defined herein or in the Forward Purchase Contract, all terms defined in Article 8 or Article 9 of the Uniform Commercial Code are used herein as therein defined.

      (c) Terms Defined in Forward Purchase Contract. Capitalized words and phrases used herein and not otherwise defined herein are used herein as defined in the Forward Purchase Contract.

2. Required Collateral.

      (a) Initial Delivery by the Pledgor to Collateral Agent. The Pledgor has
Delivered to the Collateral Agent certificates representing [      ] shares of
Series A Preferred Stock, representing the Collateral Amount as of the date hereof.

      (b) Collateral Requirement. The Pledgor shall Deliver, or cause to be Delivered, to the Collateral Agent cash, securities and other property such that the Collateral is at all times at least equal to the Collateral Amount. The Collateral Agent shall hold such amounts of cash, securities and/or other property as from time to time may be Delivered, or caused to be Delivered, to the Collateral Agent as Collateral as expressly provided herein in order to perfect the continuing first priority security interest in such Collateral granted to the Collateral Agent, as agent of and for the benefit of the Trust.

3. Grant of Security Interest.

      (a) As security for the prompt and complete payment and performance when due of the Secured Amounts, the Pledgor hereby pledges, assigns, grants and conveys unto the Collateral Agent, as agent of and for the benefit of the Trust, a continuing first priority security interest under the Uniform Commercial Code or other applicable law in and to, and a general first lien upon and right of set off against, all of the Pledgor's right, title and interest in and to, the cash, securities and other property of the Pledgor which are Delivered to the Collateral Agent on behalf of the Trust and to any other assets in possession of the Collateral Agent as security pursuant to and in accordance with the provisions of this Security and Pledge Agreement, all certificates or instruments representing or evidencing any or all of the foregoing, and all


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principal, interest and payments and distributions or dividends, cash or other property and proceeds from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing (whether such proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against any donor of the Pledgor) (except for the cash dividends, interest and payments required to be distributed to the Pledgor in accordance with Section 5 hereof) and, subject to Section 5 hereof, all powers and rights of the Pledgor now or hereafter acquired by the Pledgor, including rights of enforcement, under or with respect to any or all of the foregoing.

      (b) The Pledgor shall, at its expense and in such manner and form as the Trust or the Collateral Agent may reasonably require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers, and shall take all other action, that may be necessary or desirable in order to create, preserve, perfect, substantiate or validate any security interest in the Collateral granted by the Pledgor pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights and the rights of the Trust hereunder with respect to such security interest. Upon the request of the Collateral Agent, the Pledgor will execute and deliver to the Collateral Agent financing statements conforming to the Uniform Commercial Code in effect in any state or jurisdiction deemed appropriate by the Collateral Agent, and such other documents as may be required in order to perfect the security interest, all in a form the Collateral Agent reasonably deems to be acceptable. Upon the request of the Collateral Agent, the Pledgor also agrees to execute and deliver to the Collateral Agent for filing by the Collateral Agent continuation statements conforming to the Uniform Commercial Code in effect in any state or jurisdiction deemed appropriate by the Collateral Agent and in a form the Collateral Agent reasonably deems to be acceptable. If the Pledgor fails to deliver to the Collateral Agent financing statements or continuation statements that the Collateral Agent requests, the Collateral Agent may, to the extent permitted by law and without limiting its other rights under this Security and Pledge Agreement, execute and file in the Pledgor's name, as the Pledgor's attorney-in-fact, such documents and the Pledgor does hereby designate the Collateral Agent as its attorney-in-fact to execute and file any such financing statement or continuation statement.

4. Administration of Collateral.

      (a) Collateral Adequacy. As soon as practicable after becoming aware of any event that requires an adjustment to the Exchange Rate Formula, the Collateral Agent shall determine whether the Collateral is at least equal to the Collateral Amount. If the Collateral Agent determines that the Collateral is less than the Collateral Amount, the Collateral Agent shall promptly notify the Pledgor of such determination by telephone call followed by a written confirmation of such call [given as contemplated by Section 10(b) hereof].

      (b) Additional Collateral. The Pledgor shall Deliver, or cause to be Delivered, to the Collateral Agent such additional cash, securities and other property of the Pledgor in the manner described in this Section 4(b) as are necessary to satisfy the Collateral requirement set forth in Section 2(b) hereof. Concurrently with the Delivery of any additional cash, securities or other property as Collateral hereunder, the Pledgor shall deliver (i) a certificate of the Pledgor substantially in the form of Exhibit A hereto and dated the date of such Delivery, (A) identifying


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the additional items of Collateral being Delivered and (B) certifying that with respect to such additional items of Collateral the representations and warranties contained in such Exhibit A hereto are true and correct on and as of the date thereof and (ii) an opinion of counsel, dated the date of such delivery, addressed to the Collateral Agent, confirming the representations contained in the second sentence of paragraph 2(b) of Exhibit A hereto. The Pledgor hereby covenants and agrees to take all actions required under Section 3(b) and any other actions necessary to create for the benefit of the Collateral Agent a valid, first priority perfected security interest in, and a first lien upon, any such additional Collateral.

      (c) Examination of Collateral. Upon Delivery of any cash, securities or other property by the Pledgor as Collateral under this Security and Pledge Agreement, the Collateral Agent shall examine such cash, securities or property and any opinions and certificates delivered pursuant to Section 4(b) or otherwise pursuant to the terms hereof in connection therewith to determine that they comply as to form with the requirements of this Security and Pledge Agreement.

      (d) Release of Excess Collateral. Unless an Event of Default or a failure by the Pledgor to meet any of its obligations under Sections 2 or 4 hereof has occurred and is continuing, the Pledgor may obtain the release from the Lien hereof of any Collateral in excess of the Collateral Amount, upon delivery to the Collateral Agent of a written notice from the Pledgor indicating the items of Collateral to be released. Such Collateral shall be released only after the Collateral Agent shall have determined that the Collateral at the time of such proposed release, after giving effect to the proposed release, shall at least equal the Collateral Amount.

      (e) Conversion of Series A Preferred Stock. (i) As soon as practicable after the tenth Trading Day prior to the Settlement Date, unless the Collateral Agent shall have been notified by the Administrator that the Pledgor has made a proper election, pursuant to Section 2.5 of the Forward Purchase Contract, to settle its obligation under Section 2.1 thereof in whole through a cash payment, the Collateral Agent shall convert into Dollar General Common Stock such number of shares of Series A Preferred Stock then held by the Collateral Agent hereunder as is necessary to obtain an aggregate number of shares of Dollar General Common Stock equal to the number required to be delivered by the Pledgor on the Settlement Date pursuant to Section 2.1 of the Forward Purchase Contract.

      (ii) As soon as practicable after the Collateral Agent shall have received notice from the Administrator that the Pledgor has properly exercised its acceleration option contained in Section 7.3 of the Forward Purchase Contract and has elected to pay the Optional Acceleration Amount in shares of Dollar General Common Stock, but in no event later than five calendar days prior to the related Optional Acceleration Date, the Collateral Agent shall convert into Dollar General Common Stock such number of shares of Series A Preferred Stock then held by the Collateral Agent hereunder as is necessary to obtain an aggregate number of shares of Dollar General Common Stock equal to the number required to be delivered by the Pledgor on the related Optional Acceleration Date pursuant to Section 7.3 of the Forward Purchase Contract.

      (iii) The Collateral Agent shall effect any conversion of Series A Preferred Stock required pursuant to this Section 4(e) by surrendering to Dollar General or any transfer agent for the Series A Preferred Stock the certificate or certificates for the shares of Series A Preferred


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

Stock so to be converted, with the notice of conversion on such certificate duly completed and executed. All shares of Dollar General Common Stock obtained by the Collateral Agent upon conversion of shares of Series A Preferred Stock as contemplated by this Section 4(e) shall be held as Collateral for all purposes hereof pending delivery pursuant to the Forward Purchase Agreement as expressly provided herein.

      (f) Maintenance of Collateral. The Collateral shall be maintained by the Collateral Agent in a separate non-commingled account and the Collateral Agent shall use reasonable care with respect to the custody, safekeeping and physical preservation of the Collateral in its possession and shall accord the Collateral treatment substantially equal to that which it accords its own property, it being understood that the Collateral Agent in its capacity as such shall not, except as specifically set forth herein or contemplated hereby, have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral. The Collateral Agent shall have no right of offset against the Collateral with respect to any amounts owed to the Collateral Agent, whether or not arising under this Security and Pledge Agreement, and the Collateral Agent hereby waives any such right of offset that it may otherwise have. Except as specifically provided in this Security and Pledge Agreement, the Collateral Agent covenants and agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor will it create, incur or permit to exist any Lien or Transfer Restriction on or with respect to any of the Collateral, any interest therein, or any proceeds thereof.

      Any certificated securities to be held by the Collateral Agent shall be registered in the name of the Collateral Agent or its nominee. In the event that certificates evidencing any securities shall be Delivered to the Collateral Agent accompanied by duly executed instruments of transfer or assignment in blank, the Collateral Agent shall, as soon as practicable after such Delivery, take such steps as are necessary to register such securities in the name of the Collateral Agent or its nominee. Any uncertificated securities to be held by the Collateral Agent shall be held by the Collateral Agent as Delivered, or caused to be Delivered, to it by the Pledgor or as obtained by the Collateral Agent pursuant to Section 4(f), if applicable.

      In the event of (i) any adjustment to the Exchange Rate Formula resulting from the application of the provisions of Section 3.1 of the Forward Purchase Contract or (ii) any Reorganization Event, the Collateral Agent shall take all measures reasonably designed to assure that the Collateral is maintained by the Collateral Agent as provided in this Security and Pledge Agreement and facilitating the operation of Section 5 of this Security and Pledge Agreement.

      (g) Investment of Cash Collateral. The Collateral Agent shall, in accordance with the written instructions of the Pledgor, invest and reinvest all cash Collateral in United States Treasury Bills with maturities of 7 days or less but in any case maturing not later than the second Business Day prior to the Early Settlement Date and all such securities so obtained and amounts obtained in respect thereof shall be held as Collateral for all purposes hereof.


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      (h) Delivery of Contract Consideration. (i) On the Settlement Date, the
Collateral Agent shall deliver to the Trust, in respect of the Pledgor's obligation under Section 2.1 of the Forward Purchase Contract, an aggregate number of shares of Dollar General Common Stock then held by the Collateral Agent hereunder equal to the number of shares of Dollar General Common Stock then required to be delivered by the Pledgor under Section 2.1 of the Forward Purchase Contract, except to the extent that the Pledgor has made a proper election, pursuant to Section 2.5 of the Forward Purchase Contract, to settle its obligation under such Section 2.1 in whole through a cash payment. Upon such delivery, the Trust shall hold such delivered shares of Dollar General Common Stock free and clear of all Liens (other than Liens created by the Collateral Agent or the Trust) and Transfer Restrictions (other than Transfer Restrictions created by the Collateral Agent or the Trust).

      (ii) On the Early Settlement Date (if any), the Collateral Agent shall deliver to the Trust, in respect of the Pledgor's obligation under Section 7.2 of the Forward Purchase Contract, an aggregate amount of cash and/or an aggregate number or amount of Marketable Securities then held by the Collateral Agent hereunder equal to the amount or number of cash and/or Marketable Securities then required to be delivered by the Pledgor under Section 7.2 of the Forward Purchase Contract. Upon such delivery, the Trust shall hold such delivered cash and/or Marketable Securities free and clear of all Liens (other than Liens created by the Collateral Agent or the Trust) and Transfer Restrictions (other than Transfer Restrictions created by the Collateral Agent or the Trust).

      (iii) On any Optional Acceleration Date, the Collateral Agent shall deliver to the Trust, in respect of the Pledgor's obligation under Section 7.3 of the Forward Purchase Contract, an aggregate number of shares of Dollar General Common Stock then held by the Collateral Agent hereunder equal to the number of shares of Dollar General Common Stock then required to be delivered by the Pledgor under Section 7.3 of the Forward Purchase Contract, except to the extent the Pledgor has made a proper election, pursuant to said Section 7.3, to settle its obligation in whole through a cash payment. Upon such delivery, the Trust shall hold such delivered shares of Dollar General Common Stock free and clear of all Liens (other than Liens created by the Collateral Agent or the Trust) and Transfer Restrictions (other than Transfer Restrictions created by the Collateral Agent or the Trust).

      (iv) If after effecting the delivery, if any, required by subsection (i),
(ii) or (iii) of this Section 4(h), as applicable, all of the obligations of the Pledgor under Articles II and VII of the Forward Purchase Contract (including any obligation to pay the Cash Payment Amount pursuant to Section 2.5 thereof) have been discharged or sufficient funds have been deposited with the Administrator for the discharge thereof, any remaining cash, securities and other property then pledged by the Pledgor and held by the Collateral Agent shall be released and Delivered to such account or place as the Pledgor shall have specified by notice to the Collateral Agent.

5. Distributions in Respect of Collateral.

      (a) Unless an Event of Default or a failure by the Pledgor to meet any of its obligations under Sections 2 or 4 hereof has occurred and is continuing, the Pledgor shall be entitled to receive for its own account all dividends, interest, distributions and other payments relating to all of the Collateral. The Collateral Agent agrees to release from the Lien hereof all such payments received by it and to remit the same to the Pledgor on the Business Day received or as soon as practicable thereafter; provided that such payments shall be so released and remitted only after the Collateral Agent shall have determined that the Collateral at the time of such proposed release and remittance, after giving effect to the proposed release and remittance, shall at least equal the Collateral Amount. At any time when the Pledgor is not entitled to receive any such payments hereunder, the Collateral Agent shall retain such payments (and any such payments which are received by the Pledgor shall be received in trust for the benefit of the Trust, shall be segregated from other funds of the Pledgor and shall forthwith be paid over to the Collateral Agent), and the Collateral Agent shall hold all such payments so retained by, or paid over to, the Collateral Agent as Collateral hereunder. The security interest of the Collateral Agent shall continue in any such payment so retained by, or paid over to, the Collateral Agent.

      (b) Unless an Event of Default or a failure by the Pledgor to meet any of its obligations under Sections 2 or 4 hereof has occurred and is continuing, until delivery pursuant to Section 4(h) hereof, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral, and the Collateral Agent shall deliver to the Pledgor such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral which is registered in the name of the Collateral Agent or its nominee as shall be necessary or appropriate to give effect to such right.

            If an Event of Default or a failure by the Pledgor to meet any of its obligations under Sections 2 or 4 hereof shall have occurred and be continuing, until delivery pursuant to Section 4(h) hereof, the Collateral Agent may, and at the direction of the managing trustee of the Trust shall, to the extent permitted by law (and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right), vote and give consents, ratifications and waivers, and take any other action with respect to any or all of the Collateral with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.

6. Remedies Upon Events of Default.

      (a) Delivery Upon Event of Default. If an Event of Default shall have occurred and be continuing, the Collateral Agent shall deliver to the Trust on the date the Acceleration Amount Notice relating to such Event of Default is received by the Collateral Agent or as soon as practicable thereafter an aggregate number of shares of Dollar General Common Stock equal to the number then required to be delivered by the Pledgor under Section 7.1 of the Forward Purchase Contract, whereupon the Trust shall hold such shares of Dollar General Common Stock free and clear of all Liens (other than Liens created by the Collateral Agent or the Trust) and Transfer Restrictions (other than Transfer Restrictions created by the Collateral Agent or the Trust), including any equity or right of redemption of the Pledgor which may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waive all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.

      (b) Power of Attorney. Upon any delivery of all or any part of any Collateral duly made under the power of delivery given hereunder or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Security and Pledge

Agreement, the Collateral Agent is hereby irrevocably appointed the true and lawful attorney of the Pledgor, in the name and stead of the Pledgor, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus delivered. For that purpose the Collateral Agent may execute all such documents and instruments. This power of attorney shall be deemed coupled with an interest, and the Pledgor hereby ratifies and confirms all that attorneys acting under such power, or such attorneys' successors or agents, shall lawfully do by virtue of this Security and Pledge Agreement. If so requested by the Collateral Agent or by the Trustees, the Pledgor shall further ratify and confirm any such delivery by executing and delivering to the Collateral Agent or to the Trustees at the expense of the Pledgor all proper deeds, instruments of assignment, conveyance of transfer and releases as may be designated in any such request.

      (c) Waivers by the Pledgor. The Pledgor waives any presentment, demand, protest or, to the extent permitted by applicable law, notice in connection with this Security and Pledge Agreement.

      (d) Rights and Remedies Under the Uniform Commercial Code. In the event that any Secured Amounts payable by the Pledgor are not paid when due or any Secured Amounts to be performed by the Pledgor are not performed when due, in addition to all other rights and remedies provided for herein or otherwise available to the Collateral Agent and the Trust, the Collateral Agent may, and at the direction of the managing trustee of the Trust shall, exercise all of the rights and remedies of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the Collateral) and all other applicable law with respect to all or any part of the Collateral.

7. Other Provisions Regarding the Collateral.

      Until all obligations of the Pledgor under Articles II and VII of the Forward Purchase Contract have been performed in full, the parties hereto covenant and agree as follows:

      (a) No Disposition. The Pledgor covenants and agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor will it create, incur or permit to exist any Lien on or with respect to any of the Collateral, any interest therein, or any proceeds thereof, other than Liens created by this Security and Pledge Agreement and Liens created by the Collateral Agent or the Trust.

      (b) Further Protections. The Pledgor will pay in a timely fashion all taxes, assessments, fees or charges of any nature that are imposed in respect of the Collateral as a result of the Pledgor's ownership thereof or any action or omission on the part of the Pledgor. The Pledgor will give written notice to the Trust and the Collateral Agent of, and defend the Collateral against, any suit, action or proceeding against the Collateral or which could adversely affect the security interests granted hereunder.

      (c) Delay in Enforcement; No Waiver. To the extent consistent with the Uniform Commercial Code and applicable law, the Collateral Agent can choose to delay or not to enforce any of its rights under this Security and Pledge Agreement without losing such rights. If the

Collateral Agent chooses not to exercise or enforce any of its rights, the Pledgor agrees that the Collateral Agent is not waiving the right to enforce such rights at a later time or any of its other rights. Any waiver of the Collateral Agent's rights under this Security and Pledge Agreement must be in writing. Representations and Warranties. (a) Representations and Warranties of Pledgor. On a continuing basis during the term of this Security and Pledge Agreement, the Pledgor represents and warrants to the Collateral Agent and to the Trust as follows:

            (i) the Pledgor has full power and authority to execute and deliver this Security and Pledge Agreement and to perform and observe the provisions hereof, except as performance may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether the enforceability of such performance is considered in a proceeding in equity or at law);

            (ii) the execution, delivery and performance of this Security and Pledge Agreement by the Pledgor do not contravene any requirement of law, the Indenture of Trust or any material transactional restriction or material agreement binding on or affecting the Pledgor or any of its assets;

            (iii) this Security and Pledge Agreement has been duly and properly executed and delivered by the Pledgor and constitutes a legal, valid and binding agreement of the Pledgor enforceable against the Pledgor in accordance with its terms, except as the enforcement of rights and remedies may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

            (iv) no Transfer Restrictions (other than Transfer Restrictions applicable to the Series A Preferred Stock contained in the Restated Articles of Incorporation of Dollar General, as amended as of August 22, 1994, Transfer Restrictions created by this Security and Pledge Agreement and Transfer Restrictions created by the Collateral Agent or the Trust) exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Collateral to the Collateral Agent hereunder, or the subsequent sale or transfer of such items of Collateral by the Collateral Agent pursuant to the terms hereof;

            (v) except for the rights of the Trust and of the Collateral Agent on the Trust's behalf established under this Security and Pledge Agreement and the Forward Purchase Contract, the Pledgor has all rights, title and interest in and to the Collateral pledged by it under this Security and Pledge Agreement, free and clear of all Liens (other than the Lien created by this Security and Pledge Agreement and any Lien created by the Collateral Agent or the Trust) and Transfer

            Restrictions (other than Transfer Restrictions applicable to the Series A Preferred Stock contained in the Restated Articles of Incorporation of Dollar General, as amended as of August 22, 1994, Transfer Restrictions created by this Security and Pledge Agreement and Transfer Restrictions created by the Collateral Agent or the Trust), and has the right to pledge such Collateral as provided in this Security and Pledge Agreement;

            (vi) the Pledgor is not in default under any agreement by which the Collateral may be bound and no litigation, arbitration or administrative proceeding of which the Pledgor has received notice or service of process is pending, which default, litigation, arbitration or administrative proceeding is material to the Collateral in the context of this Security and Pledge Agreement;

            (vii) upon Delivery of the Collateral to the Collateral Agent hereunder, the Collateral Agent will obtain a valid first priority, perfected and enforceable security interest in, and a first lien on, such Collateral subject to no other Lien; and none of such Collateral is or shall be pledged by the Pledgor as collateral for any other purpose; and

            (viii) the Pledgor is presently solvent and able to pay, and is paying, its debts as they come due, and anticipates that it will continue to be able to pay its debts as they come due for the foreseeable future.

      (b) Representations and Warranties of Collateral Agent. On a continuing basis during the term of this Security and Pledge Agreement, the Collateral Agent represents and warrants to the Pledgor and to the Trust as follows:

            (i) the Collateral Agent is a banking corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Security and Pledge Agreement;

            (ii) the execution, delivery and performance by the Collateral Agent of this Security and Pledge Agreement have been duly authorized by all necessary corporate action on the part of the Collateral Agent (no action by the shareholders of the Collateral Agent being required) and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the charter or by-laws of the Collateral Agent or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Collateral Agent; and

            (iii) this Security and Pledge Agreement has been duly and properly executed and delivered by the Collateral Agent and constitutes a legal, valid and binding agreement of the Collateral Agent enforceable against the Collateral Agent in accordance with its terms, except as the enforcement of rights and remedies may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

9. The Collateral Agent.

      (a) Appointment of Collateral Agent. The Trust hereby appoints and designates the Collateral Agent as its agent and custodian for the purposes set forth herein, and the Collateral Agent does hereby accept such appointment under the terms and conditions set forth herein.

      (b) Duties of Collateral Agent. The Collateral Agent undertakes to perform only such duties as are expressly set forth herein. The duties and responsibilities of the Collateral Agent hereunder shall be determined solely by the express provisions of this Security and Pledge Agreement and no other or further duties or responsibilities shall be implied.

      (c) Reliance. Subject to the limitations, covenants and provisions hereof, the Collateral Agent may rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon the face of any note, notice, resolution, consent, certificate, affidavit, letter, telegram, statement, order or other document furnished to it hereunder by the Trust or the Pledgor and believed by it to be genuine and to have been signed or presented by the proper party or parties, and shall have no responsibility for determining the accuracy thereof.

      (d) Liability of Collateral Agent. Neither the Collateral Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted by it hereunder except in the case of its gross negligence, bad faith, willful misconduct or its failure to use reasonable care with respect to the custody, safekeeping and physical preservation of the Collateral in its possession. The Collateral Agent may consult with counsel of its own choice, including in-house counsel, and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel. The Collateral Agent shall not be liable with respect to any action taken, suffered or omitted by it in good faith
(i) reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by this Security and Pledge Agreement or (ii) in accordance with any direction or request of the Trustees. In no event shall the Collateral Agent be personally liable for any taxes or other governmental charges imposed upon or in respect of (i) the Collateral or (ii) the income or other distributions thereon. Except as specifically provided herein, the Collateral Agent shall not be responsible for the validity, sufficiency, collectibility or marketability of any Collateral Delivered to or held by it hereunder or for the validity or sufficiency of the Forward Purchase Contract or the Lien (or the priority thereof) on the Collateral purported to be created hereby. In no event shall the Collateral Agent be liable for punitive, exemplary, indirect or consequential damages. Except as specifically set forth herein or contemplated hereby, the Collateral Agent shall have no duty (a) to see to any recording, filing or depositing of this Security and Pledge Agreement or any agreement referred to herein or therein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (b) to see to the maintenance of any insurance or (c) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral. The Collateral Agent shall not be accountable for the use or application by the Trust of any of the proceeds of the Collateral.

      (e) Risk of Funds. No provision of this Security and Pledge Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (f) Use of Sub-Agents or Attorneys. The Collateral Agent may perform any duties hereunder either directly or by or through agents or attorneys, provided that the Collateral Agent shall remain liable to fulfill all of such duties to the same extent, and with the same protections, as if the Collateral Agent was performing them itself.

      (g) Recitals and Statements. The Collateral Agent shall not be responsible for the correctness of the recitals and statements herein which are made by the Trust and the Pledgor or for any statement or certificate delivered by the Pledgor pursuant hereto.

      (h) Knowledge. The Collateral Agent shall not be deemed to have knowledge of any Event of Default (except a Collateral Event of Default), unless and until a Responsible Officer of the Collateral Agent shall have actual knowledge thereof or shall have received written notice thereof.

      (i) Merger. Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, anything herein to the contrary notwithstanding, shall be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, provided that such corporation or association meets the requirements set forth in Section 9(l)(2) hereof and in the Trust Agreement.

      (j) Resignation of Collateral Agent. The Collateral Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days' prior notice in writing of such resignation to the Trust and the Pledgor. Such resignation shall take effect upon the appointment of a successor Collateral Agent by the Trust. If, within 30 days after notice by the Collateral Agent to the Trust and the Pledgor of the Collateral Agent's resignation, no successor Collateral Agent shall have been appointed and accepted the duties of the Collateral Agent as provided herein, the Collateral Agent may apply to a court of competent jurisdiction for the appointment of a successor Collateral Agent.

      (k) Removal. The Collateral Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Collateral Agent and to the Pledgor and signed by the Trust.

      (l) Appointment of Successor.

            (1) If the Collateral Agent hereunder shall resign or be removed, or be dissolved or shall be in the course of dissolution or liquidation or otherwise become incapable of action hereunder, or if it shall be taken under the control of any public officer or officers or of a receiver appointed by a court, a successor may be appointed by the Trust by an instrument or concurrent instruments in writing signed by the Trust or by its attorneys in fact fully authorized. A copy of such instrument or concurrent instruments shall be sent by registered mail to the Pledgor.

            (2) Every such temporary or permanent successor Collateral Agent appointed pursuant to the provisions hereof shall be a trust company or bank in good standing, having a reported capital and surplus of not less than $100,000,000 and capable of holding the Collateral in the State of New York, if there be such an institution willing, qualified and able to accept the duties of the Collateral Agent hereunder upon customary terms.

      (m) Acceptance by Successor. Every temporary or permanent successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Pledgor an instrument in writing accepting such appointment hereunder, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessors. Such predecessor shall, nevertheless, on the written request of its successor or the Pledgor, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder. Every predecessor Collateral Agent shall deliver all Collateral held by it as the Collateral Agent hereunder to its successor. Should any instrument in writing from the Pledgor be required by a successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, at the request of the temporary or permanent successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Pledgor.

10. Miscellaneous.

      (a) Amendments, Etc. Any amendment or modification of any provision of this Security and Pledge Agreement shall be in writing with the express written consent of the parties hereto. Any terms and conditions of this Security and Pledge Agreement may be waived in writing at any time by the party or parties entitled to the benefits of such terms and conditions. Any waiver shall be effective only for the specific purpose for which given and for the specific time period, if any, contemplated therein. A waiver of any of the terms and conditions of this Security and Pledge Agreement on one occasion shall not constitute a waiver of the other terms and conditions of this Security and Pledge Agreement, or of such terms and conditions on any other occasion.

      (b) Notices and Other Communications. All notices and other communications shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 10(b)):

      Pledgor:          The Turner Children Trust
                        c/o Cal Turner, Jr.
                        Dollar General Corporation
                        104 Woodmont Blvd.
                        Suite 500
                        Nashville, Tennessee 37205

      Collateral Agent: The Bank of New York
                        101 Barclay Street
                        New York, New York 10286
                        Attention:  Betty Cocozza
                        Telephone:  (212) 815-5366
                        Telecopier: (212) 815-7157

      Trust:            c/o Puglisi & Associates
                        850 Library Avenue
                        Suite 204
                        Newark, Delaware 19715
                        Attention: Donald J. Puglisi
                        Telephone: 302-738-6680
                        Telecopier: 302-738-7210

Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices set forth above, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices, (ii) transmitted by any standard form of telecommunication to the offices set forth above, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business Day), or (iii) sent by certified mail, return receipt requested to the offices set forth above, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

      (c) Waivers. No failure or delay by any party hereto in exercising any rights, power or privilege hereunder shall operate as a waiver thereof.

      (d) Non-Assignment. No party hereto shall have the right to assign their rights or obligations hereunder to any other person without the other parties' prior written consent.

      (e) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS SECURITY AND PLEDGE AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO HEREBY ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HERETO HAVE RELIED, ARE RELYING AND WILL RELY IN ENTERING INTO THIS SECURITY AND PLEDGE AGREEMENT AND ANY DOCUMENT RELATED THERETO. EACH PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTIES HERETO TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY.

      (f) Governing Law. This Security and Pledge Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State; provided that as to Collateral located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of the Trust shall have all of the rights to which a secured party is entitled under the laws of such other jurisdiction. For the purpose of any suit, action or proceeding arising out of or relating to this Security and Pledge Agreement, the parties hereto hereby expressly and irrevocably consent and submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan, City and State of New York, and expressly and irrevocably waive, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such suit, action or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled.

      (g) Headings. The headings herein are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

      (h) Entire Agreement. This Security and Pledge Agreement and the Forward Purchase Contract contains the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

      (i) Counterparts. This Security and Pledge Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed for all purposes an original, but all such counterparts shall constitute but one and the same instrument.

      (j) Force Majeure. None of the Pledgor, the Collateral Agent or the Trust shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, power failures, earthquakes or other disasters.

      (k) Binding Effect. This Security and Pledge Agreement shall be binding upon the respective parties hereto and their respective successors and assigns. All the covenants and agreements herein contained by or on behalf of the Pledgor and the Collateral Agent shall be enforceable by and inure to the benefit of the Trust and its successors and assigns.

      (l) Separability. To the extent permitted by law, the unenforceability or invalidity of any provision or provisions of this Security and Pledge Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

11. Termination of Security and Pledge Agreement. This Security and Pledge Agreement and the rights hereby granted by the Pledgor in the Collateral shall cease, terminate and be void upon fulfillment of all of the obligations of the Pledgor under Articles II and VII of the Forward Purchase Contract, and the Pledgor shall have no further liability hereunder upon such termination. Any Collateral remaining at the time of such termination shall be fully released and discharged from the Lien hereof and delivered to the Pledgor by the Collateral Agent, all at the expense of the Pledgor.

12. Application of Bankruptcy Code. The parties hereto acknowledge and agree that the Collateral Agent is a "financial institution" within the meaning of
Section 101(22) of the Bankruptcy Code and is acting hereunder as agent and custodian for the Trust in connection with the Forward Purchase Contract and that the Trust is a "customer" of the Collateral Agent within the meaning of said Section 101(22). The parties hereto further acknowledge and agree that the term "forward contract", as such term is used in the Forward Purchase Contract, does not mean a "forward contract" as referred to in either Section 101(49)(B)(iii) of the Bankruptcy Code or Section 1259(d)(1) of the Internal Revenue Code of 1986, as amended.

13. No Personal Liability of Trustees. By executing and delivering this Security and Pledge Agreement, none of the Trustees assumes, and in no event shall incur, any personal liability hereunder, other than as expressly provided by law. By executing and delivering this Security and Pledge Agreement, none of the Turner Trustees assumes, and in no event shall incur, any personal liability hereunder, other than as expressly provided by law.

      IN WITNESS WHEREOF, the parties hereto have caused this Security and Pledge Agreement to be executed by their respective officers or representatives thereunto duly authorized as of the day and year first above written.


                                    TURNER CHILDREN TRUST


                                    By:
                                          --------------------------------------
                                          Cal Turner, Jr., as Co-Trustee


                                    By:
                                          --------------------------------------
                                          James Stephen Turner, as Co-Trustee


                                    THE BANK OF NEW YORK,
                                          as Collateral Agent


                                    By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                    DOLLAR GENERAL STRYPES TRUST


                                    By:
                                          --------------------------------------
                                          Donald J. Puglisi, as Managing Trustee

                                                                      SCHEDULE A

                                Events of Default

      An "Event of Default" shall have occurred upon the occurrence at any time of any of the following events:

      1. Failure of the Collateral to equal the Collateral Amount if such failure is not remedied on or before the third Business Day after written notice of such failure is given to the Pledgor by the Collateral Agent as contemplated by Section 10(b) of this Security and Pledge Agreement (a "Collateral Event of Default");

      2. Failure by the Pledgor to comply with or perform any agreement or obligation (other than an obligation to make or cause to be made any Delivery under Section 2(b) of this Security and Pledge Agreement) to be complied with or performed by the Pledgor in accordance with this Security and Pledge Agreement if such failure is not remedied on or before the fifteenth day after written notice of such failure is given to the Pledgor by the Collateral Agent as contemplated by Section 10(b) of this Security and Pledge Agreement;

      3. The Pledgor (a) defaults in making any payment or delivery of securities or cash due to be paid or delivered to the Purchaser under the Forward Purchase Contract (other than Section 6.2 thereof) or (b) disaffirms, disclaims, repudiates or rejects, in whole or in part, the Forward Purchase Contract;

      4. Any donor of the Turner Children Trust shall commence a voluntary case or other proceeding seeking relief with respect to himself or his debts under the Bankruptcy Code or any other bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, custodian or other similar official of his property or any substantial part of his property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against him;

      5. An involuntary case or other proceeding shall be commenced against any donor of the Turner Children Trust seeking relief with respect to him or his debts under the Bankruptcy Code or any other bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, custodian or other similar official of his property or any substantial part of his property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or all or substantially all of the assets of the Turner Children Trust shall become subject to the jurisdiction of a bankruptcy court; or an order for relief or similar decree shall be entered against any donor of the Turner Children Trust under the Bankruptcy Code or any other bankruptcy, insolvency or other similar law now or hereafter in effect;

      6. Any of the representations or warranties made by the Pledgor in this Security and Pledge Agreement or the Forward Purchase Contract or in any document delivered by or on


                                    Sch A-1
behalf of the Pledgor hereunder or thereunder shall be materially false on the date as of which made;

      7. The Collateral Agent fails, at any time, to have a valid first and perfected and enforceable security interest in, and lien on, the Collateral, and such failure is not remedied on or before the fifth calendar day after written notice of such failure is given to the Pledgor by the Collateral Agent as contemplated by Section 10(b) of this Security and Pledge Agreement;

      8. A judgment, statutory or other Lien (other than a Lien created or permitted by this Security and Pledge Agreement) is asserted or assessed against any of the Collateral;

      9. Paragraph B of Article V of the Restated Articles of Incorporation of Dollar General, as amended as of August 22, 1994, setting forth the powers, designations, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and the qualifications, limitations and restrictions of the Series A Preferred Stock, shall be amended or modified in any respect; which, in the judgment of the Trust upon advice of counsel, adversely affects the rights of the Trust under the Forward Purchase Contract or the Security and Pledge Agreement;

      10. The donors of the Turner Children Trust shall, amend or modify the Turner Children Trust or transfer the situs of administration thereof or change the governing law applicable thereto and, in the judgment of the Trust upon advice of counsel, such amendment, modification, transfer or change adversely affects the rights of the Trust under the Forward Purchase Contract or the Security Pledge Agreement; or

      11. The donors of the Turner Children Trust shall revoke or terminate the Turner Children Trust, or the Turner Children Trust shall otherwise terminate in accordance with the terms of the Indenture of Trust dated January 21, 1980, as amended.


                                    Sch A-2

                                                                       EXHIBIT A

                      CERTIFICATE FOR ADDITIONAL COLLATERAL

      The undersigned, Cal Turner, Jr. and James Stephen Turner, as Co-Trustees of the Turner Children Trust (the "Pledgor"), hereby certify, pursuant to
Section 4(b) of the Security and Pledge Agreement, dated as of _______________, 1998, among the Pledgor, The Bank of New York, as Collateral Agent, and Dollar General STRYPES Trust (the "Security and Pledge Agreement"; terms defined in the Security and Pledge Agreement being used herein as defined therein), that:

      1. The Pledgor is delivering the following securities, obligations or other property to the Collateral Agent to be held by the Collateral Agent as additional Collateral (the "Additional Collateral"):

                         [Specify Additional Collateral]

      2. The Pledgor hereby represents and warrants to the Collateral Agent that:

            (a) Consents to Transfer. No Transfer Restrictions exist with respect to or otherwise apply to the assignment of, or transfer by the Pledgor of possession of, any items of Additional Collateral to the Collateral Agent under the Security and Pledge Agreement, or the subsequent sale or transfer of such items of Additional Collateral by the Collateral Agent pursuant to the terms of the Security and Pledge Agreement.

            (b) Title to Collateral; Perfected Security Interest. The Pledgor has all rights, title and interest in and to the Additional Collateral, free of all Liens (other than the Lien created by the Security and Pledge Agreement) and Transfer Restrictions. Upon Delivery of the Additional Collateral to the Collateral Agent, the Collateral Agent will obtain a valid, first priority perfected security interest in, and a first lien upon, such Additional Collateral subject to no other Lien. None of such Additional Collateral is or shall be pledged by the Pledgor as collateral for any other purpose.

      This Certificate may be relied upon by the Trust as fully and to the same extent as if this Certificate had been specifically addressed to the Trust.


                                     Ex A-1

      IN WITNESS WHEREOF, the undersigned has executed this Certificate this _______ day of _______________, 199__.


                                    TURNER CHILDREN TRUST


                                    By:
                                         --------------------------------------
                                         Cal Turner, Jr., as Co-Trustee


                                    By:
                                         --------------------------------------
                                         James Stephen Turner, as Co-Trustee


                                     Ex A-2